                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                          --------------------------

                              MMI COMPANIES, INC.

                          --------------------------

                                   INDENTURE

                         Dated as of December 23, 1997

                          --------------------------


                           THE CHASE MANHATTAN BANK,

                                  as Trustee




                          --------------------------

              JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

--------------------------------------------------------------------------------

TIE SHEET

          of provisions of Trust Indenture Act of 1939 with Indenture dated as of December 23, 1997 between MMI Companies, Inc. and The Chase Manhattan Bank, as Trustee:


ACT SECTION                                                 INDENTURE SECTION
310(a)(1)...................................................          6.9
   (a)(2)...................................................          6.9
310(a)(3)...................................................          N/A
   (a)(4)...................................................          N/A
310(a)(5)...................................................   6.10, 6.11
310(b)......................................................          6.8
310(c)......................................................          N/A
311(a) and (b)..............................................         6.13
311(c)......................................................          N/A
312(a)......................................................     4.1, 4.2(a)
312(b) and (c)..............................................          4.2
313(a)......................................................          4.4
313(b)(1)...................................................          4.4
313(b)(2)...................................................          4.4
313(c)......................................................          4.4
313(d)......................................................          4.4
314(a)......................................................     3.5, 4.3
314(b)......................................................          N/A
314(c)(1) and (2)...........................................    6.7, 13.6
314(c)(3)...................................................          N/A
314(d)......................................................          N/A
314(e)......................................................         13.6
314(f)......................................................          N/A
315(a)(c) and (d)...........................................          6.1
315(b)......................................................          5.8
315(e)......................................................          5.9
316(a)(1)...................................................          5.7
316(a)(2)...................................................          N/A
316(a) last sentence........................................          7.4
316(b)......................................................          9.2
316(c)......................................................          7.1
317(a)......................................................     5.2, 5.5
317(b)......................................................          6.5
318(a)......................................................         13.8

----------------------
THIS TIE-SHEET IS NOT PART OF THE INDENTURE AS EXECUTED.


                                   CONTENTS
             THIS TABLE IS NOT PART OF THE INDENTURE AS EXECUTED.

                                                                          Page
                                                                          ----
                            ARTICLE I.  DEFINITIONS

 1.1. Definitions..........................................................  1

                            ARTICLE II.  SECURITIES

 2.1. Forms Generally...................................................... 11
 2.2. Execution and Authentication......................................... 12
 2.3. Form and Payment..................................................... 12
 2.4. Legends.............................................................. 13
 2.5. Global Debenture..................................................... 13
 2.6. Interest............................................................. 15
 2.7. Transfer and Exchange................................................ 16
 2.8. Replacement Debentures............................................... 18
 2.9. Temporary Debentures................................................. 18
 2.10. Cancellation........................................................ 19
 2.11. Defaulted Interest.................................................. 19
 2.12. CUSIP Numbers....................................................... 20

               ARTICLE III.  PARTICULAR COVENANTS OF THE COMPANY

 3.1. Payment of Principal or Redemption Price and Interest................ 21
 3.2. Offices for Notices and Payments, etc................................ 21
 3.3. Appointments to Fill Vacancies in Trustee's Office................... 22
 3.4. Provision as to Paying Agent......................................... 22
 3.5. Certificate to Trustee............................................... 23
 3.6. Statement as to Default.............................................. 23
 3.7. Compliance with Consolidation Provisions............................. 23
 3.8. Limitation on Dividends.............................................. 23
 3.9. Covenants as to MMI Trust............................................ 24
 3.10. Payment of Expenses................................................. 25
 3.11. Payment Upon Resignation or Removal................................. 25
 3.12. Calculation of Original Issue Discount.............................. 26

ARTICLE IV.  SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

 4.1. Debentureholders' Lists.............................................. 26
 4.2. Preservation and Disclosure of Lists................................. 26
 4.3. Reports by Company................................................... 28
 4.4. Reports by the Trustee............................................... 29

  ARTICLE V.  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

 5.1. Events of Default.................................................... 29
 5.2. Payment of Debentures on Default; Suit Therefor...................... 32
 5.3. Application of Moneys Collected by Trustee........................... 34
 5.4. Proceedings by Debentureholders...................................... 34

 5.5.  Proceedings by Trustee..............................................  36
 5.6.  Remedies Cumulative and Continuing..................................  36
 5.7.  Direction of Proceedings and Waiver of Defaults by Majority of
         Debentureholders..................................................  36
 5.8.  Notice of Defaults..................................................  37
 5.9.  Undertaking to Pay Costs............................................  37

                      ARTICLE VI.  CONCERNING THE TRUSTEE

 6.1.  Duties and Responsibilities of Trustee..............................  38
 6.2.  Reliance on Documents, Opinions, etc................................  39
 6.3.  No Responsibility for Recitals, etc.................................  40
 6.4.  Trustee, Authenticating Agent, Paying Agents, Transfer Agents or
         Registrar May Own Debentures......................................  41
 6.5.  Moneys to be Held in Trust..........................................  41
 6.6.  Compensation and Expenses of Trustee................................  41
 6.7.  Officers' Certificate as Evidence...................................  42
 6.8.  Conflicting Interest of Trustee.....................................  42
 6.9.  Eligibility of Trustee..............................................  42
 6.10. Resignation or Removal of Trustee...................................  43
 6.11. Acceptance by Successor Trustee.....................................  44
 6.12. Succession by Merger, etc...........................................  45
 6.13. Limitation on Rights of Trustee as a Creditor.......................  46
 6.14. Authenticating Agents...............................................  46

                 ARTICLE VII.  CONCERNING THE SECURITYHOLDERS

 7.1.  Action by Debentureholders..........................................  47
 7.2.  Proof of Execution by Debentureholders..............................  48
 7.3.  Who Are Deemed Absolute Owners......................................  48
 7.4.  Debentures Owned by Company Deemed Not Outstanding..................  49
 7.5.  Revocation of Consents; Future Holders Bound........................  49

                   ARTICLE VIII.  SECURITYHOLDERS' MEETINGS

 8.1.  Purposes of Meetings................................................  50
 8.2.  Call of Meetings by Trustee.........................................  50
 8.3.  Call of Meetings by Company or Debentureholders.....................  51
 8.4.  Qualifications for Voting...........................................  51
 8.5.  Regulations.........................................................  51
 8.6.  Voting..............................................................  52

                            ARTICLE IX.  AMENDMENTS

 9.1.  Without Consent of Debentureholders.................................  52
 9.2.  With Consent of Debentureholders....................................  54
 9.3.  Compliance with Trust Indenture Act; Effect of
         Supplemental Indentures...........................................  55
 9.4.  Notation on Debentures..............................................  55
 9.5.  Evidence of Compliance of Supplemental Indenture to be
         Furnished Trustee.................................................  55

          ARTICLE X  CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

10.1.  Company May Consolidate, etc., on Certain Terms.....................  56
10.2.  Successor Corporation to be Substituted for Company.................  56
10.3.  Opinion of Counsel to be Given Trustee..............................  57

              ARTICLE XI  SATISFACTION AND DISCHARGE OF INDENTURE

11.1.  Discharge of Indenture..............................................  57
11.2.  Deposited Moneys and U.S. Government Obligations to be
         Held in Trust by Trustee..........................................  58
11.3.  Paying Agent to Repay Moneys Held...................................  58
11.4.  Return of Unclaimed Moneys..........................................  59
11.5.  Defeasance and Discharge............................................  59
11.6.  Conditions to Defeasance............................................  59

  ARTICLE XII  IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

12.1.  Indenture and Debentures Solely Corporate Obligations...............  61

                     ARTICLE XIII  MISCELLANEOUS PROVISIONS

13.1.  Successors..........................................................  61
13.2.  Official Acts by Successor Corporation..............................  61
13.3.  Surrender of Company Powers.........................................  61
13.4.  Addresses for Notices, etc..........................................  62
13.5.  Governing Law.......................................................  62
13.6.  Evidence of Compliance with Conditions Precedent....................  62
13.7.  Business Days.......................................................  63
13.8.  Trust Indenture Act to Control......................................  63
13.9.  Table of Contents, Headings, etc....................................  63
13.10. Execution in Counterparts...........................................  63
13.11. Separability........................................................  63
13.12. Acknowledgment of Rights............................................  63

                     ARTICLE XIV  REDEMPTION OF SECURITIES

14.1.  Special Event Redemption............................................  64
14.2.  No Sinking Fund.....................................................  65
14.3.  Notice of Redemption; Selection of Debentures.......................  65
14.4.  Payment of Debentures on the Maturity Date..........................  65

                    ARTICLE XV  SUBORDINATION OF SECURITIES

15.1.  Agreement to Subordinate............................................  66
15.2.  Default on Senior Indebtedness......................................  66
15.3.  Liquidation; Dissolution; Bankruptcy................................  67
15.4.  Subrogation.........................................................  68
15.5.  Trustee to Effectuate Subordination.................................  69
15.6.  Notice by the Company...............................................  69
15.7.  Rights of the Trustee; Holders of Senior Indebtedness...............  71
15.8.  Subordination May Not Be Impaired...................................  71

               ARTICLE XVI  EXTENSION OF INTEREST PAYMENT PERIOD

16.1.  Extension of Interest Payment Period................................  72
16.2.  Notice of Extension.................................................  73

                                  TESTIMONIUM

                                  SIGNATURES

EXHIBIT A (FORM OF DEBENTURE).............................................. A-1

     THIS INDENTURE, dated as of December 23, 1997, between MMI Companies, Inc., a Delaware corporation (hereinafter sometimes called the "Company"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (hereinafter sometimes called the "Trustee"),

                             W I T N E S S E T H:

     In consideration of the premises, and the purchase of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:

                                  ARTICLE I.

                                  DEFINITIONS

1.1.  Definitions

     The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act, or which are by reference therein defined in the Securities Act, shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The following terms have the meanings given to them in the Declaration: (i) Clearing Agency; (ii) Delaware Trustee; (iii) Property Trustee; (iv) Administrative Trustees; (v) Direct Action; (vi) Purchase Agreement; (vii) Distributions; (viii) Series A Capital Securities and (ix) Series B Capital Securities. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

     "Additional Interest" shall have the meaning set forth in Section 2.6(c).

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Stated Maturity Date (if no such maturity is within three months before or after the Stated Maturity Date, yields for the two published maturities most closely corresponding to the Stated Maturity Date shall be interpolated, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date plus, in either case, (a) 1.25% if such redemption date occurs on or prior to December 23, 1998, and (b) 0.50% in all other cases.

     "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding the power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

     "Authenticating Agent" shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.14.

     "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" shall mean either the Board of Directors of the Company or any duly authorized committee of that board.

     "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York or in Chicago, Illinois, are authorized or required by law or executive order to close.

     "Capital Securities" shall mean undivided beneficial interests in the assets of MMI Trust which rank pari passu with the Common Securities issued by MMI Trust; provided, however, that if an Event of Default has occurred and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the holders of the Capital Securities shall be paid in full the Distributions and the liquidation, redemption and other payments to which they are entitled. References to "Capital Securities" shall include collectively any Series A Capital Securities and Series B Capital Securities.

     "Capital Securities Guarantee" shall mean any guarantee that the Company may enter into with The Chase Manhattan Bank in its capacity as trustee of MMI Trust or other Persons that operates directly or indirectly for the benefit of holders of Capital Securities of MMI Trust and shall include a Series A Capital Securities Guarantee and a Series B Capital Securities Guarantee with respect to the Series A Capital Securities and the Series B Capital Securities, respectively.

     "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities" shall mean undivided beneficial interests in the assets of MMI Trust which rank pari passu with Capital Securities issued by MMI Trust; provided, however, that if an Event of Default has occurred and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the holders of the Capital Securities shall be paid in full the Distributions and the liquidation, redemption and other payments to which they are entitled.

     "Common Securities Guarantee" shall mean any guarantee that the Company may enter into with any Person or Persons that operates directly or indirectly for the benefit of holders of Common Securities of MMI Trust.

     "Common Stock" shall mean the common stock, par value $0.10 per share, of the Company or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value or from par value to no par value, or from no par value to par value.

     "Company" shall mean MMI Companies, Inc., a Delaware corporation, and, subject to the provisions of Article X, shall include its successors and assigns.

     "Company Request" or "Company Order" shall mean a written request or order signed in the name of the Company by an Officer.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Stated Maturity Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Stated Maturity Date. If no United States Treasury security has a maturity date which is within three months before or after the Stated Maturity Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means, with respect to any redemption date pursuant to Section 14.1, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Compounded Interest" shall have the meaning set forth in Section 16.1.

     "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Debentures" means, collectively, the Series A Debentures and the Series B Debentures.

     "Debentureholder", "holder of Debentures", or other similar terms, shall mean any Person in whose name at the time a particular Debenture is registered on the register kept by the

Company or the Trustee for that purpose in accordance with the terms hereof.

     "Debenture Register" shall mean (i) prior to a Dissolution Event, the list of holders provided to the Trustee pursuant to Section 4.1, and (ii) following a Dissolution Event, any security register maintained by a security registrar for the Debentures appointed by the Company following the execution of a supplemental indenture providing for transfer procedures as provided for in
Section 2.7(a).

     "Declaration" means the Amended and Restated Declaration of Trust of MMI Trust, dated as of the Issue Date, as amended.

     "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Deferred Interest" shall have the meaning set forth in Section 16.1.

     "Definitive Debentures" shall mean those Debentures issued in fully registered certificated form not otherwise in global form.

     "Depositary" shall mean, with respect to Debentures of any series for which the Company shall determine that such Debentures will be issued as a Global Debenture, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.5(d).

     "Dissolution Event" means the dissolution of the Trust pursuant to the Declaration, and the distribution of the Debentures held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

     "Event of Default" shall mean any event specified in Section 5.1, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that may be made pursuant to the Registration Rights Agreement (i) by the Company to exchange Series B Debentures for Series A Debentures and to exchange a Series B Capital Securities Guarantee for a Series A Capital Securities Guarantee and (ii) by MMI Trust to exchange Series B Capital Securities for Series A Capital Securities.

     "Extended Interest Payment Period" shall have the meaning set forth in
Section 16.1.

     "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

     "Global Debenture" means, with respect to the Debentures, a Debenture registered in the name of the Depositary or its nominee.

     "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, but shall not include (i) any trade accounts payable in the ordinary course of business, (ii) any such indebtedness that by its terms ranks pari passu with or junior in right of payment to the Debentures, (iii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee, and (iv) any other indebtedness that would otherwise qualify as "Indebtedness for Money Borrowed" to the extent that such indebtedness by its terms ranks pari passu with or junior in right of payment to any of the Indebtedness described in clauses (i), (ii) or (iii) above.

     "Indenture" shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

     "interest" means and includes, unless the context clearly otherwise requires, interest, Deferred Interest, Compounded Interest, Liquidated Damages and Additional Interest.

     "Interest Payment Date" shall have the meaning set forth in Section 2.6.

     "Investment Company Event" means the receipt by the Company and the Trust of an Opinion of Counsel experienced in practice under the Investment Company Act of 1940, as amended (the "Investment Company Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a written change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" or a company "controlled" by an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of the issuance of the Capital Securities.

     "Issue Date" means December 23, 1997.

     "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

     "Maturity Date" shall mean the Stated Maturity Date, the date of redemption upon the occurrence of a Special Event, or the date upon which all of the principal and interest on the Debentures becomes due and payable upon an Event of Default pursuant to Section 5.1 hereof.

     "MMI Trust" shall mean MMI Capital Trust I, a Delaware business trust created for the purpose of issuing its undivided beneficial interests in its assets in connection with the issuance of Debentures under this Indenture.

     "Mortgage" shall mean and include any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

     "Non Book-Entry Capital Securities" shall have the meaning set forth in
Section 2.5.

     "Officer" shall mean any of the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, any Assistant Treasurer, the Controller and any Assistant Controller, or the Secretary or any Assistant Secretary of the Company.

     "Officers' Certificate" shall mean a certificate signed by two Officers and delivered to the Trustee.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of the Company, and who shall be acceptable to the Trustee.

     "Other Debentures" means all junior subordinated debentures issued by the Company from time to time and sold to trusts or other financing entities to be established by the Company (if any), in each case similar to MMI Trust.

     "Other Guarantees" means all guarantees issued by the Company with respect to capital securities (if any) and issued to other trusts established by the Company (if any), in each case similar to MMI Trust.

     The term "outstanding" when used with reference to Debentures, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except

     (a) Debentures theretofore cancelled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

     (b) Debentures for whose payment moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that, if such Debentures, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as provided in Article XIV or provision satisfactory to the Trustee shall have been made for giving such notice; and

     (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.8 unless proof satisfactory to the Company and the Trustee is presented that any such Debentures are held by bona fide holders in due course.

     "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.8 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

     "Principal Office of the Trustee", or other similar term, shall mean the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered.

     "Property Trustee" shall have the same meaning as set forth in the Declaration.

     "Purchase Agreement" shall mean the Purchase Agreement dated December 18, 1997 among the Company, MMI Trust and the initial purchasers named therein.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

     "Redemption Price" means the Special Event Redemption Price.

     "Reference Treasury Dealer" means (i) initially, Salomon Brothers Inc and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, or (ii) any other Primary Treasury Dealer selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date pursuant to Section 14.1, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date, quoted in writing to the Trustee by such Reference Treasury Dealer.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, MMI Trust and the Initial Purchasers named therein as such agreement may be amended, modified or supplemented from time to time.

     "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Restricted Debenture" shall mean Debentures that bear or are required to bear the Securities Act legends set forth in Exhibit A hereto.

     "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Indebtedness" shall mean, all Indebtedness for Money Borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, unless the terms thereof specifically provide that it is not superior in right of payment to the Debentures (or to any Other Debentures), and any deferrals, renewals or extensions thereof.

     "Series A Debentures" means the Company's 7 5/8% Series A Junior Subordinated Deferrable Interest Debentures due December 15, 2027, as authenticated and issued under this Indenture.

     "Series B Debentures" means the Company's Series B 7 5/8% Junior Subordinated Deferrable Interest Debentures due December 15, 2027, as authenticated and issued under this Indenture.

     "Special Event" means a Tax Event or an Investment Company Event, as the case may be.

     "Special Event Redemption Price" shall mean, with respect to any redemption of the Debentures pursuant to Section 14.1 hereof, an amount in cash equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Debentures to the Stated Maturity Date, together with scheduled payments of interest on the Debentures from the redemption date to and including the Stated Maturity Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case (but in the case of clause (ii) above without duplication), any accrued and unpaid interest thereon, including Compounded Interest, Liquidated Damages and Additional Interest, if any, to the date of such redemption.

     "Stated Maturity Date" shall mean December 15, 2027.

     "Subsidiary" shall mean with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Tax Event" shall mean the receipt by MMI Trust and the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory agency, which amendment or change is effective or announced after the Issue Date (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) MMI Trust would be subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable to MMI Trust on the Debentures would not be deductible by the Company for United States federal income tax purposes or (iii) MMI Trust will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Trustee" shall mean the Person identified as "Trustee" in the first paragraph hereof, and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder. The term "Trustee" as used with respect to a particular series of the Debentures shall mean the trustee with respect to that series.

     "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture, except as provided in
Section 9.3.

     "Trust Securities" shall mean the Capital Securities and the Common Securities, collectively.

     "U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                                  ARTICLE II.

                                  SECURITIES

2.1.      Forms Generally

     The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be issued in denominations of $1,000 and integral multiples thereof.

2.2.      Execution and Authentication

     Two Officers shall sign the Debentures for the Company by manual or facsimile signature in the manner set forth in Exhibit A. If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid when authenticated as provided herein.

     A Debenture shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature of the Trustee shall be conclusive evidence that the Debenture has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Debentures shall be substantially as set forth in Exhibit A hereto.

     The Trustee shall, upon a Company Order, authenticate for original issue up to, and the aggregate principal amount of Debentures outstanding at any time may not exceed the sum of $128,866,000 principal amount of the Debentures.

     The Debentures are issuable in two Series, the "7 5/8% Junior Subordinated Deferrable Interest Debentures, Series A" and the "7 5/8% Junior Subordinated Deferrable Interest Debentures, Series B." The Series A Debentures and the Series B Debentures shall be of equal rank, without preference as to any payment or obligation under this Indenture. As of the Issue Date and up until the consummation of the Exchange Offer, the Trustee shall authenticate and deliver only Series A Debentures. Series B Debentures shall be authenticated and delivered only as provided in Section 2.7.

2.3.      Form and Payment

     Except as provided in Section 2.5, the Debentures shall be issued in fully registered certificated form without interest coupons. The principal or Redemption Price of and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Company maintained for such purpose under Section 3.2; provided, however, that payment of interest with respect to the Debentures may be made at the option of the Company (i) by check mailed to the holder at such address as shall appear in the Debenture Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. Notwithstanding the foregoing, so long as the holder of any Debentures is the Property Trustee, the payment of the principal or Redemption Price of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

2.4.      Legends

     (a) Except as permitted by subsection (b) of this Section 2.4 or as otherwise determined by the Company in accordance with applicable law, each Debenture shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

     (b) The Company shall issue and the Trustee shall authenticate Series B Debentures in exchange for Series A Debentures accepted for exchange in the Exchange Offer, which Series B Debentures shall not bear the legends required by subsection (a) above, in each case unless the holder of such Series A Debentures is either (i) a broker-dealer who purchased such Series A Debentures directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) a Person participating in the distribution of the Series B Debentures or (iii) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company.

2.5.      Global Debenture

     (a)  In connection with a Dissolution Event,

          (i) if any Capital Securities are held in book-entry form, the related Definitive Debentures shall be presented to the Trustee (if an arrangement with the Depositary has been maintained) by the Property Trustee in exchange for one or more Global Debentures (as may be required pursuant to Section 2.7) in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees; the Company upon any such presentation shall execute one or more Global Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture; and payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

          (ii) if any Capital Securities are held in certificated form, the related Definitive Debentures may be presented to the Trustee by the Property Trustee and any Capital Security certificate which represents Capital Securities other than Capital Securities in book-entry form ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital

Securities until such Capital Security certificates are presented to the Debenture registrar for transfer or reissuance, at which time such Capital Security certificates will be cancelled and a Debenture, registered in the name of the holder of the Capital Security certificate or the transferee of the holder of such Capital Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture.

          Upon the issuance of such Debentures pursuant to clauses (i) or (ii) of this subsection 2.5(a), Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

     (b) The Global Debentures shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon; provided, that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee, in accordance with instructions given by the Company as required by this Section 2.5.

     (c) The Global Debentures may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     (d) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or the Depositary has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Definitive Debentures, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. If there is an Event of Default, the Depositary shall have the right to exchange the Global Debentures for Definitive Debentures. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In the event of such an Event of Default or such a determination, the Company shall execute, and subject to Section 2.7, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and make available for delivery the Definitive Debentures, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Definitive Debentures, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Definitive Debentures issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Debentures to the Depositary for delivery to the Persons in whose names such Definitive Debentures are so registered.

2.6.      Interest

     (a) Each Debenture will bear interest at the rate of 7 5/8% per annum, except as provided in Section 2.6(e), from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date, until the principal thereof becomes due and payable, and at the rate of 7 5/8% per annum on any overdue principal or Redemption Price of and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded semi-annually, payable (subject to the provisions of Article XVI) semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date") commencing on June 15, 1998, to the Person in whose name such Debenture or any Predecessor Debenture is registered at the close of business on the regular record date for such interest installment, which shall be the June 1 or December 1 immediately preceding the relevant Interest Payment Date.

     (b) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on such date.

     (c) During such time as the Property Trustee is the holder of any Debentures, the Company shall pay any additional amounts on the Debentures as may be necessary in order that the amount of Distributions then due and payable by MMI Trust on the outstanding Capital Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which MMI Trust has become subject as a result of a Tax Event or an Investment Company Act Event, including taxes, duties and other governmental charges on amounts paid pursuant to this Section 2.6(c) ("Additional Interest").

     (d) Notwithstanding Section 2.6(c) above, neither the Company nor the Trust will be responsible for, nor will the Company or the Trust be required to compensate holders of or investors in the Capital Securities (or Debentures that may be distributed by the Trust) for, any withholding taxes that are imposed on interest payments on the Debentures or on Distributions with respect to the Capital Securities.

     (e) The interest rate payable on the Debentures may be adjusted from time to time in accordance with the Registration Rights Agreement in payment of any Liquidated Damages thereunder.

2.7.      Transfer and Exchange

     (a) Transfer Restrictions. The Series A Debentures, and those Series B Debentures with respect to which any Person described in Section 2.4(b)(i), (ii) or (iii) is the beneficial owner, may not be transferred except in compliance with the legend contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law. Upon any distribution of the Debentures following a Dissolution Event, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 9.1 to provide for the transfer restrictions and procedures with respect to the Debentures substantially similar to those contained in the Declaration with respect to the Capital Securities to the extent applicable in the circumstances existing at such time.

     (b) General Provisions Relating to Transfers and Exchanges. Upon surrender for registration of transfer of any Debenture at the office or agency of the Company maintained for the purpose pursuant to Section 3.2, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of the same series, of any authorized denominations and of a like aggregate principal amount.

     At the option of the holder, Debentures of any series may be exchanged for other Debentures of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the holder making the exchange is entitled to receive.

     Every Debenture presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture registrar duly executed by the holder thereof or such holder's attorney duly authorized in writing; such instrument shall include a signature guaranty by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Debenture registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program as may be determined by the Debenture registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     All Definitive Debentures and Global Debentures issued upon any registration of transfer or exchange of Definitive Debentures or Global Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Debentures or Global Debentures surrendered upon such registration of transfer or exchange.

     No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

     The Company shall not be required to (i) issue, register the transfer of or exchange Debentures during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Debentures for redemption under Article XIV hereof and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

     (c) Exchange of Series A Debentures for Series B Debentures. The Series A Debentures may be exchanged for Series B Debentures pursuant to the terms of the Exchange Offer. The Trustee shall make the exchange as follows:

     The Company shall present the Trustee with an Officers' Certificate certifying the following:

          (A) upon issuance of the Series B Debentures, the transactions contemplated by the Exchange Offer have been consummated; and

          (B) the principal amount of Series A Debentures properly tendered in the Exchange Offer that are represented by a Global Debenture and the principal amount of Series A Debentures properly tendered in the Exchange Offer that are represented by Definitive Debentures, the name of each holder of such Definitive Debentures, the principal amount properly tendered in the Exchange Offer by each such holder and the name and address to which Definitive Debentures for Series B Debentures shall be registered and sent for each such holder.

     The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Debentures have been registered under Section 5 of the Securities Act and the Indenture has been qualified under the Trust Indenture Act and (y) with respect to the matters set forth in Section 3(p) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Debenture for Series B Debentures in aggregate principal amount equal to the aggregate principal amount of Series A Debentures represented by a Global Debenture indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Debentures representing Series B Debentures registered in the names of, and in the principal amounts indicated in, such Officers' Certificate.

     If the principal amount of the Global Debenture for the Series B Debentures is less than the principal amount of the Global Debenture for the Series A Debentures, the Trustee shall make an endorsement on such Global Debenture for Series A Debentures indicating a reduction in the principal amount represented thereby.

     The Trustee shall deliver such Definitive Debentures for Series B Debentures to the holders thereof as indicated in such Officers' Certificate.

2.8.      Replacement Debentures

     If any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the Trustee's requirements for replacements of Debentures are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any agent thereof or any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company or the Trustee may charge for its expenses in replacing a Debenture.

     Every replacement Debenture is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

2.9.      Temporary Debentures

     Pending the preparation of Definitive Debentures, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and make available for delivery, temporary Debentures that are printed, lithographed, typewritten or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures.

     If temporary Debentures are issued, the Company shall cause Definitive Debentures to be prepared without unreasonable delay. The Definitive Debentures shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange on which the Debentures may be listed, all as determined by the officers executing such Definitive Debentures. After the preparation of Definitive Debentures, the temporary Debentures shall be exchangeable for Definitive Debentures upon surrender of the temporary Debentures at the office or agency maintained by the Company for such purpose pursuant to Section 3.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as Definitive Debentures.

2.10.     Cancellation

     The Company at any time may deliver Debentures to the Trustee for cancellation. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or dispose of cancelled Debentures in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it. The Company may not issue new Debentures to replace Debentures that have been redeemed or paid or that have been delivered to the Trustee for cancellation.

2.11.     Defaulted Interest

     Any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder on the relevant regular record date by virtue of having been such holder, and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause
(a) or clause (b) below:

     (a) The Company may make payment of any Defaulted Interest on Debentures to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Debentureholder at his or her address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

2.12.     CUSIP Numbers

     The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                 ARTICLE III.

                      PARTICULAR COVENANTS OF THE COMPANY

3.1. Payment of Principal or Redemption Price and Interest

     The Company covenants and agrees for the benefit of the holders of the Debentures that it will duly and punctually pay or cause to be paid the principal or Redemption Price of and interest on the Debentures at the place, at the respective times and in the manner provided herein. Except as provided in
Section 2.3, each installment of interest on the Debentures may be paid by mailing checks for such interest payable to the order of the holders of the Debentures entitled thereto as they appear in the Debenture Register. The Company further covenants to pay any and all amounts including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

3.2. Offices for Notices and Payments, etc.

     So long as any of the Debentures remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Debentures may be presented for payment, an office or agency where the Debentures may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, any such office or agency for all of the above purposes shall be the Principal Office of the Trustee. In case the Company shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.

     In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside the Borough of Manhattan, The City of New York, where the Debentures may be presented for payment, registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in the Borough of Manhattan, The City of New York, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

3.3. Appointments to Fill Vacancies in Trustee's Office

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

3.4. Provision as to Paying Agent

     (a) If the Company shall appoint a paying agent other than the Trustee with respect to the Debentures, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provision of this Section 3.4,

          (1) that it will hold all sums held by it as such agent for the payment of the principal or Redemption Price of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures of such series) in trust for the benefit of the holders of the Debentures;

          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal or Redemption Price of or interest on the Debentures when the same shall be due and payable;

          (3) that it will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it as such paying agent; and

          (4) that it will not remove or impair the rights of any Holder of Capital Securities to bring a Direct Action in certain circumstances, as provided in Section 15.1.

     (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal or Redemption Price of or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal or Redemption Price and interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Debentures) to make any payment of the principal or Redemption Price of or interest on the Debentures when the same shall become due and payable.

     (c) Anything in this Section 3.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Debentures hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for the Debentures by the Trustee or any paying agent hereunder, as required by this Section 3.4, such sums to be held by the Trustee upon the trusts herein contained.

     (d) Anything in this Section 3.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.4 is subject to Sections 11.3 and 11.4.

3.5. Certificate to Trustee

     The Company will deliver to the Trustee on or before 120 days after each December 31, commencing with December 31, 1997, so long as Debentures are outstanding hereunder, an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

3.6. Statement as to Default

     The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

3.7. Compliance with Consolidation Provisions

     The Company will not, while any of the Debentures remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of
Article X hereof are complied with.

3.8. Limitation on Dividends

     The Company will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any Subsidiary of the Company (including any

Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company; (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (c) payments under the Capital Securities Guarantee;
(d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock, following a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; and (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time
(i) an Event of Default shall have occurred and be continuing, (ii) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (iii) the Company shall be in default with respect to its payment obligations under the Capital Securities Guarantee or (iv) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period, or any extension thereof, pursuant to
Section 16.1 and shall not have rescinded such notice, and such exercise of its right to extend the interest payment period, or any extension thereof, shall have commenced.

3.9. Covenants as to MMI Trust

     In the event Debentures are issued to MMI Trust or a trustee of such trust in connection with the issuance of Trust Securities by MMI Trust, for so long as such Trust Securities remain outstanding, the Company will (i) maintain 100% direct ownership of the Common Securities of MMI Trust; provided, however, that any successor of the Company permitted pursuant to Article X, may succeed to the Company's ownership of such Common Securities, (ii) not cause, as sponsor of MMI Trust, or permit, as a holder of Common Securities, the dissolution, winding up or termination of the Trust, except in connection with a distribution of the Debentures to holders of Trust Securities, the payment of the Debentures on the Maturity Date, or as otherwise provided in the Declaration, (iii) use its best efforts to cause MMI Trust (a) to remain a business trust, except in connection with a distribution of Debentures, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration and (b) to otherwise continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes and

(iv) use its best efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Debentures.

3.10.  Payment of Expenses

     In connection with the offering, sale and issuance of the Debentures to MMI Trust and in connection with the sale of the Trust Securities by MMI Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the initial purchasers payable pursuant to the Purchase Agreement, fees and expenses in connection with any exchange offer or other action to be taken pursuant to the Registration Rights Agreement and compensation of the Trustee in accordance with the provisions of
Section 6.6;

     (b) pay all costs and expenses of MMI Trust (including, but not limited to, costs and expenses relating to the organization of MMI Trust, the offering, sale and issuance of the Trust Securities (including commissions to the initial purchasers payable pursuant to the Purchase Agreement), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of MMI Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of assets of MMI Trust);

     (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration;

     (d) pay any and all taxes (other than United States withholding taxes attributable to MMI Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of MMI Trust; and

     (e) pay all other fees, expenses, debts and obligations (other than payments of principal or Redemption Price of or interest on the Trust Securities) related to MMI Trust.

3.11.  Payment Upon Resignation or Removal

     Upon termination of this Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued and owing to such Trustee to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to
Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued and owing to such Trustee to the date of such termination, removal or resignation.

3.12.  Calculation of Original Issue Discount

     The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on outstanding Debentures as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE IV.

                     SECURITYHOLDERS' LISTS AND REPORTS BY
                          THE COMPANY AND THE TRUSTEE

4.1.  Debentureholders' Lists

     The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

          (a) on a semi-annual basis on each regular record date for the Debentures, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Debentureholders as of such record date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company, of any such request, a list of similar form and content with respect to the Debentureholders as of a date not more than 15 days prior to the time such list is furnished, except that, no such lists need be furnished so long as the Trustee is in possession thereof by reason of its acting as Debenture registrar.

4.2.  Preservation and Disclosure of Lists

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Debentures (1) contained in the most recent list furnished to it as provided in
Section 4.1 or (2) received by it in the capacity of Debentures registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

          (b) In case three or more holders of Debentures (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures or with holders of all Debentures with respect to their rights under this Indenture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 Business Days after the receipt of such application, at its election, either:

               (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, or

               (2) inform such applicants as to the approximate number of holders of all Debentures, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Debentureholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall (i) mail to such applicants and
(ii) if this Indenture has been qualified under the Trust Indenture Act, file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures of such series or all Debentures, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the

Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this
Section 4.2, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b) except for its negligence or bad faith.

4.3.  Reports by Company

     (a) The Company covenants and agrees to file with the Trustee, within 15 days after the date on which the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

     (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the applicable rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c) The Company covenants and agrees to transmit by mail to all holders of Debentures, as the names and addresses of such holders appear upon the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.3 as may be required by applicable rules and regulations prescribed from time to time by the Commission.

     (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     (e) So long as is required for an offer or sale of the Debentures to qualify for an exemption under Rule 144A under the Securities Act, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Debentures identified by any holder of Restricted Debentures, unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

4.4.  Reports by the Trustee

     (a) The Trustee shall transmit to Debentureholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 31 following the date of this Indenture, commencing May 31, 1998, deliver to Debentureholders a brief report which complies with the provisions of such Section 313(a).

     (b) The Trustee shall transmit to Debentureholders the reports required to be so transmitted at the times required pursuant to Section 313(b) of the Trust Indenture Act.

     (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with each stock exchange or automated quotation system, if any, upon which the Debentures are listed, with the Commission, with the Company and such other Persons at such times as are required pursuant to Section 313(c) of the Trust Indenture Act. The Company will promptly notify the Trustee when the Debentures are listed on any stock exchange or automated quotation system.

                                  ARTICLE V.

                  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT

5.1.  Events of Default

     One or more of the following events of default shall constitute an "Event of Default" hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest upon any Debenture or any Other Debentures when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms hereof shall not constitute a default in the payment of interest for this purpose; or

     (b) default in the payment of all or any part of the principal or Redemption Price of any Debenture or any Other Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

     (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

     If an Event of Default with respect to Debentures at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal amount of all Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the outstanding Debentures), and upon any such declaration the same shall become immediately due and payable.

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay (A) all matured installments of interest upon all the Debentures and the principal or Redemption Price of any and all Debentures which shall have become due otherwise than by acceleration (with interest upon such principal or Redemption Price of, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Debentures to the date of such payment or deposit) and
(B) such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee under Section 6.6 and to the Delaware Trustee and the Property Trustee under the Declaration, and (ii) any and all Events of Default under the Indenture, other than the non-payment of the principal of the Debentures which shall have become due solely by such declaration of acceleration, shall have been cured, waived or otherwise remedied as provided herein, then the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon and provided, that no such waiver or rescission and annulment shall apply to any default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Debentures shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the holders of the Debentures shall continue as though no such proceeding had been taken.

5.2. Payment of Debentures on Default; Suit Therefor

     The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal or Redemption Price of any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal, Redemption Price or interest, or both, as the case may be, with interest upon the overdue principal or Redemption Price, and (to the extent that payment of such interest is enforceable under applicable law and, if the Debentures are held by MMI Trust or a trustee of such trust, without duplication of any other amounts paid by MMI Trust or a trustee in respect thereof) upon the overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith and all other amounts due to the Trustee under Section 6.6 and to the Delaware Trustee and the Property Trustee under the Declaration.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal or Redemption Price of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of the principal or Redemption Price and interest owing and unpaid in respect of the Debentures and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith and all other amounts due to the Trustee under Section 6.6 and to the Delaware Trustee and the Property Trustee under the Declaration) and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Debentures in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee under Section 6.6 and to the Delaware Trustee and the Property Trustee under the Declaration.

     Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Debentures.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

5.3. Application of Moneys Collected by Trustee

     Any moneys collected by the Trustee shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Debentures in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     First: To the payment of costs and expenses of collection applicable to the Debentures and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith and all other amounts due to the Trustee under Section 6.6 and to the Delaware Trustee and the Property Trustee under the Declaration;

     Second: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article XV;

     Third: To the payment of the amounts then due and unpaid upon Debentures for principal or Redemption Price of and interest on the Debentures, in respect of which or for the benefit of which money has been collected, ratably, without preference of priority of any kind, according to the amounts due on such Debentures for principal or Redemption Price and interest, respectively; and

     Fourth: To the Company.

5.4. Proceedings by Debentureholders

     No holder of any Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Debentures specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures.

     Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Debenture to receive payment of the principal or Redemption Price of and interest on such Debenture, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder and by accepting a Debenture hereunder it is expressly understood, intended and covenanted by the taker and holder of every Debenture with every other such taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Debentures, or to obtain or seek to obtain priority over or preference to any other Such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     The Company and the Trustee acknowledge that pursuant to the Declaration, the holders of Capital Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action with respect to any Event of Default under this Indenture and the Debentures.

     Notwithstanding any payments made to such holder of Trust Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal or Redemption Price of and interest on the Debentures held by the Property Trustee, and the Company shall be subrogated to the rights of the holder of such Trust Securities to the extent of any payments made by the Company to such holder in any Direct Action.

5.5.  Proceedings by Trustee

     In case an Event of Default occurs with respect to Debentures and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

5.6.  Remedies Cumulative and Continuing

     All powers and remedies given by this Article V to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Debentures, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.4, every power and remedy given by this Article V or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

5.7. Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders

     The holders of a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default and its consequences except a default (a) in the payment of principal, Redemption Price of or interest on any of the Debentures or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Debenture affected. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 5.7, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing.

5.8.  Notice of Defaults

     The Trustee shall, within 90 days after the occurrence of a default with respect to the Debentures mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture register, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section
5.8 being hereby defined to be the events specified in clauses (a), (b), (c),
(d) and (e) of Section 5.1, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in clause
(c) of Section 5.1).

5.9.  Undertaking to Pay Costs

     All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than 10% in aggregate principal amount of the Debentures outstanding, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal, Redemption Price of or interest on any Debenture against the Company on or after the same shall have become due and payable.

                                  ARTICLE VI.

                            CONCERNING THE TRUSTEE

6.1.  Duties and Responsibilities of Trustee

     With respect to the holders of the Debentures issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred

               (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Debentureholders pursuant to Section 5.7, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

6.2.  Reliance on Documents, Opinions, etc.

     Except as otherwise provided in Section 6.1:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein may be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered to be taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the outstanding Debentures; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

          (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Debentures unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Debentures or by any Holder of the Debentures.

6.3.  No Responsibility for Recitals, etc.

     The recitals contained herein and in the Debentures (except in the certificate of authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Company, and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

6.4. Trustee, Authenticating Agent, Paying Agents, Transfer Agents or Registrar May Own Debentures

     The Trustee or any Authenticating Agent or any paying agent or any transfer agent or any Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or Debenture registrar.

6.5.  Moneys to be Held in Trust

     Subject to the provisions of Section 11.4, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by an Officer.

6.6.  Compensation and Expenses of Trustee

     The Company, as borrower, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify each of the Trustee or any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 6.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.l(d) or Section 5.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

6.7.  Officers' Certificate as Evidence

     Except as otherwise provided in Sections 6.1 and 6.2, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

6.8.  Conflicting Interest of Trustee

     If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

6.9.  Eligibility of Trustee

     The Trustee hereunder shall at all times be a bank or trust company organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia or a corporation or other Person permitted to act as trustee by the Trust Indenture Act and authorized under law to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such bank or trust company or other corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9 the combined capital and surplus of such bank or trust company or other corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

6.10.  Resignation or Removal of Trustee

     (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign giving written notice of such resignation to the Company and by mailing notice thereof to the holders of the Debentures at their addresses as they shall appear on the Debenture register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Debentureholder who has been a bona fide holder of a Debenture for at least six months may, subject to the provisions of Section 5.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

          (1) the Trustee shall fail to comply with the provisions of Section
6.8 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months, or

          (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Debentureholder, or

          (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.9, any Debentureholder who has been a bona fide holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto or if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, in which case the Trustee so removed or any Debentureholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

6.11.  Acceptance by Successor Trustee

     Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

     No successor trustee shall accept appointment as provided in this Section
6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 6.11, the Company shall mail notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

6.12.  Succession by Merger, etc.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the Debentures or this Indenture elsewhere provides that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

6.13.     Limitation on Rights of Trustee as a Creditor

     The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act to the extent included therein.

6.14.     Authenticating Agents

     There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of Debentures issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Debentures: provided, that the Trustee shall have no liability to the Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Debentures. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.14 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such

Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Debentureholders as the names and addresses of such holders appear on the Debenture Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

     The Company, as borrower, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

     If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon an alternative certificate of authentication in the following form:

     This is one of the Series ___ Debentures referred to in the within-mentioned Indenture.

     [Name of Trustee]
--------------------------
As Trustee


By________________________
As Authenticating Agent


By_______________________
Authorizing Officer


                                 ARTICLE VII.

                        CONCERNING THE SECURITYHOLDERS

7.1.      Action by Debentureholders

     Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Debentureholders in Person or by agent or proxy appointed in writing, or (b) by the record of such holders of Debentures voting in favor thereof at any meeting of such Debentureholders duly called and held in accordance with the provisions of Article VII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Debentureholders.

     If the Company shall solicit from the Debentureholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action or to revoke any such action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action or revocation may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be deemed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of Outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Debentures shall be computed as of the record date, provided, however, that no such authorization, agreement or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

7.2.      Proof of Execution by Debentureholders

     Subject to the provisions of Sections 6.1, 6.2 and 8.5, proof of the execution of any instrument by a Debentureholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debentures shall be proved by the Debenture Register or by a certificate of the Debenture registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     The record of any Debentureholders' meeting shall be proved in the manner provided in Section 8.6.

7.3.      Who Are Deemed Absolute Owners

     Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Debenture registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat him or her as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal or Redemption Price of and (subject to Section 2.6) interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent other sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

7.4.      Debentures Owned by Company Deemed Not Outstanding

     In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent or waiver under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures which the Trustee actually knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company or any Affiliate of Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. The ownership of Debentures by MMI Trust and of Trust Securities by the Company or any other obligor on the Debentures or any Affiliate of the foregoing shall be disregarded for purposes of this Section 7.4; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures which the Trustee actually knows are so owned shall be so disregarded.

7.5.      Revocation of Consents; Future Holders Bound

     At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture (or any Debenture issued in whole or in part in exchange or substitution therefor), subject to Section 7.1, the serial number of which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 7.2, revoke such action so far as concerns such Debenture (or so far as concerns the principal amount represented by any exchanged or substituted Debenture). Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                 ARTICLE VIII.

                           SECURITYHOLDERS' MEETINGS

8.1.      Purposes of Meetings

     A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article V;

          (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.2; or

          (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Debentures under any other provision of Indenture or under applicable law.

8.2.      Call of Meetings by Trustee

     The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 8.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debentures Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

8.3.      Call of Meetings by Company or Debentureholders

     In case at any time the Company pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Debentureholders may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 8.1, by mailing notice thereof as provided in
Section 8.2.

8.4.      Qualifications for Voting

     To be entitled to vote at any meeting of Debentureholders a person shall
(a) be a holder of one or more Debentures or (b) a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

8.5.      Regulations

     Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 8.3, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

     Subject to the provisions of Section 8.4, at any meeting each holder of Debentures or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chair of the meeting shall have no right to vote other than by virtue of Debentures held by him or her or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 8.2 or 8.3 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

8.6.      Voting

     The vote upon any resolution submitted to any meeting of holders of Debentures shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.2. The record shall show the serial numbers of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. The holders of the Series A Debentures and the Series B Debentures shall vote for all purposes as a single class.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE IX.

                                  AMENDMENTS

9.1.      Without Consent of Debentureholders

     The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time amend the Indenture, without the consent of the Debentureholders, for one or more of the following purposes:

     (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article X;

     (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Debentureholders as the Board of Directors and the Trustee shall consider to be for the protection of the Debentureholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

     (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to make such other provisions in regard to matters or questions arising under this Indenture; provided that any such action shall not, as evidenced by an Opinion of Counsel, materially adversely affect the interests of the holders of the Debentures;

     (d) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Debentures;

     (e) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Debentures, minimum denominations and all other matters required pursuant to
Section 2.7 or otherwise necessary, desirable or appropriate in connection with the issuance of Debentures to holders of Capital Securities in the event of a distribution of Debentures by MMI Trust following a Dissolution Event;

     (f) to qualify or maintain qualification of this Indenture under the Trust Indenture Act; or

     (g) to make any change that does not, as evidenced by an Opinion of Counsel, adversely affect the rights of any Debentureholder in any material respect.

     The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any amendment to the Indenture authorized by the provisions of this Section
9.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 9.2.

9.2.      With Consent of Debentureholders

     With the consent (evidenced as provided in Section 7.1) of the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time amend the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such amendment shall without the consent of the holders of each Debenture then outstanding and affected thereby (i) extend the Stated Maturity Date of any Debenture, or reduce the rate or extend the time of payment of interest thereon (except as contemplated by Article XVI), or reduce the principal amount or the Redemption Price thereof, or make the principal or the Redemption Price thereof or any interest thereon payable in any coin or currency other than that provided in the Debentures, or impair or affect the right of any Debentureholder to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Debentures the holders of which are required to consent to any such amendment to the Indenture.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any supplemental indenture effecting such amendment, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     It shall not be necessary for the consent of the Debentureholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

9.3.      Compliance with Trust Indenture Act; Effect of
          Supplemental Indentures

     Any supplemental indenture executed pursuant to the provisions of this
Article IX shall comply with the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

9.4.      Notation on Debentures

     Debentures authenticated and delivered after the execution of any supplemental indenture affecting such series pursuant to the provisions of this
Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Debentures then outstanding.

9.5.      Evidence of Compliance of Supplemental Indenture to be
          Furnished Trustee

     The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.

     The Trustee may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

                                   ARTICLE X

               CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE


10.1. Company May Consolidate, etc., on Certain Terms

     Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other Person (whether or not an Affiliate of the Company), or successive consolidations or mergers in which the Company, or its successor or successors, as the case may be, shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Company, or its successor or successors, as the case may be, as an entirety, or substantially as an entirety, to any other Person (whether or not an Affiliate of the Company, or its successor or successors, as the case may be) authorized to acquire and operate the same; provided, that (a) the Company is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (b) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal or Redemption Price of and interest on the Debentures according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the Person formed by such consolidation, or into which the Company shall have been merged, or by the Person which shall have acquired such property, as the case may be, and (c) after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default shall have occurred and be continuing.

10.2. Successor Corporation to be Substituted for Company

     In case of any such consolidation, merger, conveyance or transfer and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal or Redemption Price of and interest on all of the Debentures and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and, in the event of a sale of all or substantially all of its assets, the Company thereupon shall be relieved of any further liability or obligation hereunder or upon the Debentures. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of MMI Companies, Inc., any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any Debentures which such successor Person thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Indentures had been issued at the date of the execution hereof.

10.3. Opinion of Counsel to be Given Trustee

     Prior to entering into any consolidation, merger, sale, conveyance, transfer or lease, the Company shall deliver an Opinion of Counsel to the Trustee as conclusive evidence that such consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article X, complies with the provisions of this Article X.

                                  ARTICLE XI

                    SATISFACTION AND DISCHARGE OF INDENTURE


11.1. Discharge of Indenture

     When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.8) and not theretofore cancelled, or (b) all the Debentures not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay on the Maturity Date all of the Debentures (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.8) not theretofore cancelled or delivered to the Trustee for cancellation, including principal or

Redemption Price and interest due or to become due to the Maturity Date, but excluding, however, the amount of any moneys for the payment of principal, Redemption Price of or interest on the Debentures (1) theretofore repaid to the Company in accordance with the provisions of Section 11.4, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company through the Maturity Date, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.2, 2.7, 2.8, 3.1, 3.2, 3.4, 6.6, 6.10, 11.2, 11.3 and
11.4 hereof, which shall survive until such Debentures shall mature and be paid. Thereafter, Sections 3.10(c), 6.6, 6.10 and 11.4 shall survive, and the Trustee, on demand of the Company accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debentures.

11.2. Deposited Moneys and U.S. Government Obligations to be Held in Trust by Trustee

     Subject to the provisions of Section 11.4, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 11.1 or Section 11.6 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal or Redemption Price and interest.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash and/or U.S. Government Obligations deposited pursuant to Section 11.1 or Section 11.6 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Debentures.

11.3. Paying Agent to Repay Moneys Held

     Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Debentures (other than the Trustee) shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

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11.4. Return of Unclaimed Moneys

     Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal or Redemption Price of or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal or Redemption Price of or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on Company Request; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease; provided, however, that, prior to the return of unclaimed moneys as described in this Section 11.4, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

11.5. Defeasance and Discharge.

     In addition to discharge of this Indenture pursuant to Section 11.1, the Company shall be deemed to have paid and discharged the entire indebtedness on all Debentures on and after the date the conditions set forth in Section 11.6 are satisfied with respect to this Section (hereinafter called "Defeasance"), and the provisions of this Indenture shall no longer be in effect except for (i) the provisions contained in Sections 2.2, 2.7, 2.8, 3.1, 3.2, 3.4, 6.6, 6.10,
11.2, and 11.3, (ii) the rights of holders of Debentures to receive, from the trust fund described in Section 11.6(a) hereof, payment of the principal or Redemption Price of and interest on the Debentures when such payments are due and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the Defeasance and discharge.

11.6. Conditions to Defeasance.

     The following shall be the conditions to application of Section 11.5 to the outstanding Debentures:

     (a) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of Debentures (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and/or interest, at such times and in such amounts as will insure

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the availability of cash, or (iii) a combination thereof, in each case sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal or Redemption Price of and interest on all Debentures on each date that such principal or Redemption Price and interest is due and payable (such deposit, the "Defeasance Deposit");

     (b) such Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any agreement or instrument to which the Company is a party or by which it is bound;

     (c) such Defeasance shall not cause the trust holding the Defeasance Deposit to be required to qualify as a regulated investment company under the Investment Company Act, unless it is qualified as such,

     (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision for Defeasance, as appropriate, have been complied with;

     (e) the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the holders of the Debentures will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such Defeasance had not occurred;

     (f) no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing (A) on the date of the Defeasance Deposit or (B) insofar as Sections 5.1(d) and (e) of this Indenture are concerned, at any time during the period beginning on such date and ending on the 91st day after the date of such deposit or, if longer, ending on the date following the expiration of the longest preference period applicable to the Company in respect of the Defeasance Deposit;

     (g) if the Debentures are then listed on any national securities exchange, the Company shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that the exercise of the option under
Section 11.5 would not cause such Debentures to be delisted from such exchange.

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                                  ARTICLE XII

        IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS


12.1. Indenture and Debentures Solely Corporate Obligations

     No recourse for the payment of the principal or Redemption of or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor Person to the Company, either directly or through the Company or any successor Person to the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS


13.1. Successors

     All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

13.2. Official Acts by Successor Corporation

     Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

13.3. Surrender of Company Powers

     The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor Person.

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13.4. Addresses for Notices, etc.

     Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose) to the Company, 540 Lake Cook Road, Deerfield, Illinois 60015, Attention: Chief Financial Officer, Treasurer or Secretary. Any notice, direction, request or demand by any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Global Trust Services (unless another address is provided by the Trustee to the Company for the purpose).

     Any notice or communication to a Holder shall be mailed by first class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

13.5. Governing Law

     This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflicts of laws principles thereof.

13.6. Evidence of Compliance with Conditions Precedent

     Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except pursuant to Section 3.5) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to

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


express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

13.7. Business Days

     In any case where the date of payment of principal or Redemption Price of or interest on the Debentures will not be a Business Day, the payment of such principal or Redemption Price of or interest on the Debentures need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of payment and no interest shall accrue for the period from and after such date.

13.8. Trust Indenture Act to Control

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such imposed duties shall control.

13.9. Table of Contents, Headings, etc.

     The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

13.10. Execution in Counterparts

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

13.11. Separability

     In case any one or more of the provisions contained in this Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Debentures, but this Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

13.12. Acknowledgment of Rights

     The Company acknowledges that, with respect to any Debentures held by MMI Trust or a trustee of such trust, if the

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Property Trustee of such Trust fails to enforce its rights under this Indenture as the holder of the Debentures held as the assets of MMI Trust, any holder of Capital Securities may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. In connection with the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal or Redemption Price of or interest on the Debentures when due, the Company acknowledges that a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal or Redemption Price of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Debentures.

                                  ARTICLE XIV

                           REDEMPTION OF SECURITIES


14.1. Special Event Redemption

     If an Investment Company Event or a Tax Event has occurred and is continuing then the Company shall have the right at any time, upon (i) not less than 45 days written notice to the Trustee, which notice shall be accompanied by an Officers' Certificate certifying that an Investment Company Event or a Tax Event entitling the Company to redeem the Debentures pursuant to this Section, has occurred and (ii) written notice to the Debentureholders as provided in
Section 14.3 below, to redeem the Debentures in whole (but not in part), within 90 days following the occurrence of such Investment Company Event or Tax Event at the Special Event Redemption Price. Following an Investment Company Event or a Tax Event, the Company shall take such action as is necessary to promptly determine the Special Event Redemption Price, including without limitation the appointment by the Company of a Quotation Agent. The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall have deposited with the Trustee an amount sufficient to pay the Special Event Redemption Price by 10:00 a.m., New York time, on the date such Special Event Redemption Price is to be paid. The Company shall provide the Trustee with written notice of the Special Event Redemption Price promptly after the calculation thereof, which notice shall include any calculation made by the Quotation Agent in connection with the determination of the Special Event Redemption Price.

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14.2. No Sinking Fund

     The Debentures are not entitled to the benefit of any sinking fund.

14.3. Notice of Redemption; Selection of Debentures

     In case the Company shall desire to exercise the right to redeem all of the Debentures in accordance with their terms, it shall fix a date for redemption and shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Debentures (provided, however, that if the Property Trustee then holds Debentures, the Debenture Trustee shall give not less than 35 days written notice to the Property Trustee), so to be redeemed as a whole at their last addresses as the same appear on the Debenture Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

     Each such notice of redemption shall specify the CUSIP number of the Debentures to be redeemed, the date fixed for redemption, the Redemption Price at which the Debentures are to be redeemed (or the method by which such Redemption Price is to be calculated), the place or places of payment, that payment will be made upon presentation and surrender of the Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue.

     By 10:00 a.m. New York time on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Debentures so called for redemption at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption.

14.4. Payment of Debentures on the Maturity Date

     On the Maturity Date of the Debentures, and, in the case of a Special Event Redemption, if notice of redemption has been given as provided in Section 14.3, the Debentures shall become due and payable at the office of the Paying Agent or, in the case of a Special Event Redemption, at the place or places and on the date stated in such notice at the applicable Redemption Price, together with interest accrued to the date fixed for redemption (subject to the rights of holders of Debentures on the close of

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


business on a regular record date in respect of an Interest Payment Date occurring on or prior to the redemption date), and on and after said date (unless the Company shall default in the payment of such Debentures at the Redemption Price, together with interest accrued to said date) interest on the Debentures shall cease to accrue. On presentation and surrender of such Debentures at the office of the Paying Agent or at a place of payment specified in said notice, the Debentures shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to the date fixed for redemption (subject to the rights of holders of Debentures on the close of business on a regular record date in respect of an Interest Payment Date occurring on or prior to the redemption date).

                                  ARTICLE XV

                          SUBORDINATION OF SECURITIES


15.1. Agreement to Subordinate

     The Company covenants and agrees, and each holder of Debentures issued hereunder likewise covenants and agrees, that the Debentures shall be issued subject to the provisions of this Article XV; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Company of the principal or Redemption Price of and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article XV shall prevent the occurrence of any Default or Event of Default hereunder.

15.2. Default on Senior Indebtedness

     In the event and during the continuation of any default by the Company in the payment of principal, premium, if any, interest or any other payment due on any Senior Indebtedness, in the event that any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded, then, in any of these cases, no payment shall be made by the Company with respect to the principal or Redemption Price of or interest on the Debentures.

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


     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing, within 90 days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

15.3. Liquidation; Dissolution; Bankruptcy

     Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, all Senior Indebtedness of the Company must first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal, Redemption Price or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Debentureholders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article XV, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Debentureholders or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Debentureholders or to the Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or

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


character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     For purposes of this Article XV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XV with respect to the Debentures to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in
Article X of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 15.3 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article X of this Indenture.

15.4. Subrogation

     Subject to the payment in full of all Senior Indebtedness, the rights of the Debentureholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal or Redemption Price of and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Debentureholders or the Trustee would be

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entitled except for the provisions of this Article XV, and no payment over pursuant to the provisions of this Article XV to or for the benefit of the holders of such Senior Indebtedness by Debentureholders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XV are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

     Nothing contained in this Article XV or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal or Redemption Price of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article XV of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

15.5. Trustee to Effectuate Subordination

     Each Debentureholder by such Debentureholder's acceptance thereof authorizes and directs the Trustee on such Debentureholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XV and appoints the Trustee such Debentureholder's attorney-in-fact for any and all such purposes.

15.6. Notice by the Company

     The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XV. Notwithstanding the provisions of this
Article XV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XV, unless and until a Responsible Officer of the Trustee assigned to its Principal Office shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 15.6 at least two Business Days prior to the date (i) upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal or Redemption Price of or interest on any Debenture), or (ii) moneys and/or U.S. Government Obligations are deposited in trust pursuant to Article XI, then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and U.S. Government Obligations and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     The Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee or representative on behalf of such holder), as the case may be, to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee and the Debentureholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Debentureholders, for the purpose of ascertaining the persons

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entitled to participate in such payment or distribution, the holders of Senior
Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

15.7.  Rights of the Trustee; Holders of Senior Indebtedness

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Debentureholders, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

     Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.

15.8.  Subordination May Not Be Impaired

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Debentureholders, without incurring responsibility to the Debentureholders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
(iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                  ARTICLE XVI

                     EXTENSION OF INTEREST PAYMENT PERIOD

16.1.  Extension of Interest Payment Period

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 16.1, will bear interest thereon at the annual rate of 7 5/8% plus the amount of any rate increase as Liquidated Damages in conformity with the Registration Rights Agreement compounded semi-annually for each semi-annual period of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture Register on the first record date preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further defer payments of interest by further extending such period, provided that such period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 10 consecutive semi-annual periods, including the first such semi-annual period during such Extended Interest Payment Period, or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

16.2.  Notice of Extension

     (a) If the Property Trustee is the only registered holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by MMI Trust are payable, or (ii) the date MMI Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange, to any automated quotation system or to holders of the Capital Securities issued by MMI Trust, but in any event at least five Business Days before such record date.

     (b) If the Property Trustee is not the only holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any national securities exchange or automated quotation system.

     (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 16.2 shall be counted as one of the 10 semi-annual periods permitted in the maximum Extended Interest Payment Period permitted under Section 16.1.

     The Chase Manhattan Bank, as Trustee, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                 MMI COMPANIES, INC.

                                    /s/ Paul M. ORZECH
                                 By_____________________________
                                 Name: Paul M. Orzech
                                 Title: Executive Vice President and
                                        Chief Financial Officer

                                 The Chase Manhattan Bank,
                                 as Trustee

                                    /s/ R. LORENZEN
                                 By_____________________________
                                 Name: Rich Lorenzen
                                 Title: Senior Trust Officer

                                   EXHIBIT A

                          (FORM OF FACE OF SECURITY)

     [IF THE SECURITY IS A GLOBAL SECURITY, INSERT: - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED

INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
(i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND (ii) PURSUANT TO CLAUSE (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE COMPANY. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     No.___________                                 CUSIP No.____________

                              MMI COMPANIES, INC.

       7 5/8% SERIES A JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE

                             DUE DECEMBER 15, 2027

     MMI Companies, Inc., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Chase Manhattan Bank, as Property Trustee of MMI Capital Trust I, or registered assigns, the principal sum of $128,866,000 on December 15, 2027 (the "Stated Maturity Date"), unless previously redeemed, and to pay interest on the outstanding principal amount hereof from December 23, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on June 15 and December 15 of each year, commencing June 15, 1998 at the rate of 7 5/8% per annum until the principal hereof shall have become due and payable, and at the same rate per annum on any overdue principal or Redemption Price and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any date on which the principal, Redemption Price of or interest on this Debenture is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on such date. Pursuant to the Registration Rights Agreement, in certain limited circumstances the Company will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to this Debenture.

     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the June 1 or December 1 immediately preceding the relevant interest payment date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal or Redemption Price of and interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by (i) check mailed to the holder at such address as shall appear in the Debenture Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal or Redemption Price of and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

     Dated:

                                    MMI COMPANIES, INC.

                                    By_________________________
                                    Name:

                                    Title:


By:_____________________________
Name:
Title:

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Series ___ Debentures referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,

as Trustee

By:  __________________________

                         (FORM OF REVERSE OF SECURITY)

     This Debenture is one of the Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of December 23, 1997 (the "Indenture"), duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

     Upon the occurrence and continuation of an Investment Company Event or a Tax Event, the Company shall have the right at any time, within 90 days following the occurrence of an Investment Company Event or a Tax Event to redeem this Debenture in whole (but not in part) at the Special Event Redemption Price. "Special Event Redemption Price" shall mean, with respect to any redemption of the Debentures following an Investment Company Event or a Tax Event, an amount in cash equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Debentures to the Stated Maturity Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption.

     The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided, that the Company shall deposit with the Trustee an amount sufficient to pay the applicable Redemption Price by 10:00 a.m., New York City time, on the date such Redemption Price is to be paid. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Debentures, provided, however, that no such supplemental indenture shall, without the consent of each holder of Debentures then outstanding and affected thereby, (i) extend the Stated Maturity Date of any Debentures, or reduce the principal amount thereof, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon (subject to Article XVI of the Indenture), or make the principal or Redemption Price of or interest on, the Debentures payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Debentures to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal or Redemption Price of or interest on any of the Debentures or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Debentures then outstanding. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal or Redemption Price of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right, at any time and from time to time during the term of the Debentures so long as no Event of Default has occurred and then is continuing, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, and not extending beyond the Maturity Date of the Debentures (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law) to the holders of the Debentures. Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment

Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extended Interest Payment Period and shall not end on any date other than an Interest Payment Date, or extend beyond the Maturity Date of the Debentures. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

     The Company has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities or any Subsidiary of the Company (including any Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company; (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (c) payments under the Capital Securities Guarantee; (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock, following a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; and (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the exchange or conversion of such capital stock or the security being exchanged or converted) if at such time (i) an Event of Default shall have occurred and be continuing, (ii) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (iii) the Company shall be in default with respect to its payment obligations under the Capital Securities Guarantee or (iv) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period, or any extension thereof, pursuant to Section 16.1 of the Indenture and shall not have rescinded such notice, and such exercise of its right to extend the interest payment period, or any extension thereof, shall have commenced.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Debenture is transferable by the holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Debenture registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture registrar) for the purpose of receiving payment of or on account of the principal or Redemption Price hereof, and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal or Redemption Price of or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.